Exhibit 21
Subsidiaries of Harris Interactive Inc.
Decima, Inc., a Delaware corporation
Decima Research, Inc., an Ontario, Canada corporation
GSBC Ohio Corporation, an Ohio corporation
Harris Interactive Asia Limited, a Hong Kong corporation
Harris Interactive Asia, LLC, a Delaware limited liability company
Harris Interactive International Inc., a Delaware corporation
Harris Interactive U.K. Limited, a United Kingdom corporation
HI U.K. Holdings Limited, a United Kingdom corporation
Louis Harris & Associates, Inc., a New York corporation
Marketshare Limited, a Hong Kong corporation
Marketshare Pte Ltd, a Singapore corporation
MediaTransfer AG Netresearch & Consulting, a German stock corporation
Novatris, S.A., a French corporation
Opinion Search Inc., an Ontario, Canada corporation
Opinion Search Inc., a Delaware corporation
Romtec U.K. Limited, a United Kingdom corporation
Teligen U.K. Limited, a United Kingdom corporation
The Wirthlin Group International, LLC, a Delaware limited liability company
Wirthlin Europe Limited, a United Kingdom corporation
Wirthlin U.K. Limited, a United Kingdom corporation
Wirthlin Worldwide, LLC, a Delaware limited liability company
2144798 Ontario Inc., an Ontario, Canada corporation